                                                                    EXHIBIT 11.1

                     UNISON SOFTWARE, INC. AND SUBSIDIARIES

                    COMPUTATION OF NET INCOME PER SHARE (1)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                               TWELVE MONTHS ENDED
                                                    ------------------------------------------
                                                    MAY 31, 1995   MAY 31, 1996   MAY 31, 1997
                                                    ------------   ------------   ------------
Weighted average common shares outstanding for the
  period..........................................      8,476         10,995         11,719
Common equivalent shares pursuant to Staff
  Accounting Bulletin No. 83......................        339
Common equivalent shares assuming conversion of
  stock options and warrants under the treasury
  stock method....................................        110            780            373
                                                       ------      ------------   ------------
Shares used in per share calculation..............      8,925         11,775         12,092
                                                       ------      ------------   ------------
                                                       ------      ------------   ------------
Net income........................................     $1,700        $ 4,667        $ 5,382
                                                       ------      ------------   ------------
                                                       ------      ------------   ------------
Net income per share..............................     $ 0.19        $  0.40        $  0.45
                                                       ------      ------------   ------------
                                                       ------      ------------   ------------

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(1) There is no difference between primary and fully diluted net income per share for all periods presented.